Exhibit 10.16

LETTER AGREEMENT

This Letter Agreement (this “Agreement”), dated as of December 28, 2005, is by and between BPO Newco II, Inc., a Delaware corporation (“BPO”), and DeMarseCo, Inc., a Delaware corporation (“DeMarseCo”).

BPO desires to actively provide assistance to DeMarseCo in developing, reviewing and considering certain proposals and suggestions relating to the management of DeMarseCo’s business, including without limitation information with respect to potential acquisition targets. DeMarseCo desires to receive such assistance from BPO.

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.         Assistance and Reimbursement. BPO is hereby retained to provide assistance to DeMarseCo in developing, reviewing and considering certain proposals and suggestions relating to the management of DeMarseCo’s business, including without limitation information with respect to potential acquisition targets. As consideration therefore, DeMarseCo hereby agrees to pay to BPO $25,000 per calendar quarter, either in cash or assumption of trade payables, beginning February 15, 2006 and on the middle day of each calendar quarter thereafter, until such time as neither Philip Siegel or David Lack remain employees of BPO.

2.         Applicable Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS.

3.         Miscellaneous. This Agreement may be executed in a number of identical counterparts, each of which for all purposes is to be deemed an original, and all of which constitute collectively, one agreement. This Agreement shall be modified or amended only in a written document, signed by each of the parties hereto.

IN WITNESS WHEREOF this Agreement has been duly executed by the parties hereto as of the date first set forth above.

BPO NEWCO II, INC.

By:	/s/ Philip Siegel
Name:	Philip Siegel
Title:	President

DEMARSECO, INC.

By:	/s/ Elisabeth DeMarse
Name:	Elisabeth DeMarse
Title:	President and Chief Executive Officer